Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-92283, 333-60062, and 333-114645 on Form S-3 of Spectra Energy Capital, LLC (formerly Duke Capital LLC), of our report dated April 2, 2007 (August 1, 2007 as to the segment change described in Notes 3 and 9), relating to the financial statements and financial statement schedule of Spectra Energy Capital, LLC (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the adoption of a new accounting standard and the contribution of the member’s equity of Spectra Energy Capital, LLC by its parent, Duke Energy Corporation, to Spectra Energy Corp as a result of Duke Energy Corporation’s spin-off of the natural gas businesses effective January 2, 2007) appearing in this Current Report on Form 8-K of Spectra Energy Capital, LLC.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
September 13, 2007